Exhibit 5.1

February 24, 2011

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, MD 20852

Re:	Securities registered under Registration Statement on Form S-3 (333-160009)

Ladies and Gentlemen:

We are acting as special counsel for Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the issuance and sale by the Company, from time to time (the “Offering”), of common shares of beneficial interest, par value $0.01 per share, having an aggregate offering price of up to $300,000,000 (the “Shares”), pursuant to the Equity Distribution Agreement dated as of February 24, 2011 between the Company and Wells Fargo Securities, LLC (the “Agreement”). This opinion is being delivered in connection with (1) the Registration Statement on Form S-3 (File No. 333-160009) (the “Registration Statement”) filed by the Company to register the Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) on June 16, 2009 and (2) the Prospectus Supplement dated February 24, 2011 relating to the offer and sale of the Shares, which supplements the prospectus contained in the Registration Statement (the “Prospectus” and, as so supplemented, the “Prospectus Supplement”), filed by the Company with the Commission pursuant to Rule 424(b) under the Act.

We have reviewed (a) the Agreement, (b) the Registration Statement and (c) the Prospectus Supplement. We have also reviewed such other agreements, documents, records, certificates and other materials, and have satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion.

In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. In delivering this opinion, we have relied, without independent verification, as to factual matters, on certificates and other written or oral statements of governmental and other public officials and of officers and representatives of the Company.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that, upon issuance and delivery of any of the Shares against payment therefor in accordance with the Agreement, such Shares will be legally issued, fully paid and nonassessable.

We have assumed that (a) at or prior to the time of the issuance or sale of any of the Shares, (i) the Registration Statement, including any amendments thereto, will be effective under the Act and any supplements to the Prospectus other than the Prospectus Supplement applicable to the offer and sale of such Securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act and (ii) the Board shall not have rescinded or otherwise modified its authorization of such Shares and (b) at the time of the issuance of any of the Shares, the Company will have a sufficient number of authorized but unissued shares therefor under its Declaration of Trust, as amended.

This opinion is limited to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. We express no opinion with respect to any other law of the State of Maryland or the laws of the United States of America or of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K pertaining to the Offering filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in each of the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP